Exhibit 10.13

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into between FRAC ROCK INTERNATIONAL, INC., having its registered office at Appleby Corporate Services, Jayla Place, Wickham’s Cay I, Road Town, Tortola British Virgin Islands VG I 110 (“Client”), and Carlos Alberto Fernandez, an individual residing at Barao de Lucena 135 Apt 408, Botafogo - Rio de Janeiro - RJ - Brasil (“Consultant”).

WHEREAS, Client desires Consultant to act as Client’s sales, marketing and business development advisor for Latin America; and

WHEREAS, Consultant possesses expertise as well as experience in the oil and gas service industry, and desires to make his services available to Client as an independent consultant for the purpose of assisting Client for the foregoing purposes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1. Definitions. Certain capitalized terms used herein shall have the meanings specified on Annex A to this Agreement, which shall for all purposes be an integral part hereof.

2. Agreement to Provide Services. Client hereby retains Consultant, and Consultant hereby agrees to furnish to Client, as an independent contractor, the following services (the “Services”):

(a)	business development in Latin America

(b)	advice concerning the Industry and the oil and gas business generally in Latin America

(c)	assistance and advice in the negotiation of agreements between Client and other parties with respect to the oil and gas well stimulation industry (the “Industry”);

(e)	assistance in identifying and engaging personnel to work for Client in the Industry; and

(f)	such other services consistent with the foregoing as Client may reasonably request.

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3. Limitations. In performing the Services, Consultant expressly agrees that he shall not in any manner do, perform or undertake any of the following, and that at all times he shall perform the Services subject to the following limitations on his actions and authority:

(a)	Except as may be specifically authorized in advance in writing by Client, Consultant shall have no authority to, and shall not represent himself as having the power, right or authority to, represent or enter into any obligations or commitments whatsoever on behalf of or as agent for Client or its Affiliates.

(b)	Except as may be specifically authorized in advance in writing by Client, Consultant shall not, and shall have no authority to, execute, enter into, or otherwise agree to, on behalf of Client or its Affiliates, any form of agreement, binder, confidentiality agreement, letter of intent, memorandum of understanding or any other form of agreement, preliminary agreement or document of any nature whatsoever which binds, purports to bind or may be interpreted as binding Client or any of its Affiliates.

(c)	Consultant shall conduct his affairs with regard to third parties to avoid the appearance or creation of any other or greater relationship between Consultant and Client or any Affiliate of Client, than that of an independent consultant as provided for herein.

(d)	Consultant shall have no authority to, and shall not, take or permit the taking of any actions the taking of which, or omit to take or permit the omission of any actions the omission of which, would give rise to any liability on the part of Client or its Affiliates or any of their officers, directors, employees, agents, or shareholders.

(e)	Consultant shall not in any manner identify or represent his office facilities as being the office facilities or other place of business of Client or any of its Affiliates.

(f)	Consultant shall not have authority to engage any subcontractors or subconsultants in relation to the Services to be provided hereunder, including investigators, consultants, experts or legal counsel, without Client’s prior written approval. Approval of the engagement of any subcontractor shall not relieve Consultant of his obligations hereunder.

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4. Deliverables. Consultant shall deliver to Client such written reports of his activities and other deliverables (the “Deliverables”) as agreed to from time to time with Client.

5. Compensation; Taxes.

(a)	As the consideration of the Services and Deliverables to be provided under this Agreement, Client hereby agrees:

(i)	to enter into and perform an Indemnification Agreement substantially in the form attached hereto as Annex C

(ii)	to reimburse Consultant for his reasonable and necessary (A) travel and maintenance expenses incurred by Consultant when Consultant is away from his usual place of residence, it being understood that Consultant shall not undertake any travel hereunder without the prior approval of Client, and (B) miscellaneous out-of-pocket expenses (such as photocopying, telecommunications, postage, courier service, and the like) incurred by Consultant in connection with the performance of his services hereunder, in each case in accordance with prevailing policies of Client

(iii)	to pay Consultant $10,000 per month until such time that a new agreement is entered into

(b)	Consultant shall furnish to Client invoices with respect to requests for reimbursement pursuant to subsection (a)(ii) preceding, and all payments shall be made against such invoices and other documents. All invoices shall be presented in accordance with the specifications of Annex D. Client shall pay to Consultant the amounts reflected on such invoices as provided in subsection (a)(ii) above, no later than ten (10) days after Client’s receipt of such invoices. Client shall reimburse Consultant for individual out-of-pocket expenses of US$25.00 (or equivalent in local currency) or more only upon submission of receipts therefor.

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(c)	Consultant shall be solely liable for payment of any and all taxes, duties and levies applicable to the performance of Consultant’s Services under this Agreement and the compensation derived therefrom, including any income tax, and Client shall have no obligation with respect thereto, except to the extent that any withholding may be mandated by applicable laws and regulations. Client shall have no liability or obligation for any work-related insurance, medical and health benefits, pensions or welfare funds, accident or disability insurance, or employee benefits of a similar nature.

6. Term.

(a)	The term of this Agreement shall commence on the effective date hereof, and shall continue until it is terminated.

(b)	Without prejudice to the terms and conditions of the above-referenced Restricted Stock Agreement relating to termination by Client without “Cause” or by Consultant for “Good Reason” (each as defined in such Restricted Stock Agreement), either Consultant or Client may at any time terminate this Agreement “at will” by written notice to the other.

7. Client’s Instructions. In his performance of the Services, Consultant shall comply with such reasonable written instructions as Client may from time to time submit to Consultant, provided that such instructions do not significantly increase Consultant’s work volume beyond that otherwise expressly contemplated by this Agreement.

8. Standard of Performance. Consultant shall perform the Services in a good and workmanlike manner, and in accordance with the highest professional standards and practices normally exercised by professional consultants performing services of a similar nature.

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9. No Conflict; Compliance.

(a)	Consultant represents and warrants to Client that Consultant’s activities under this Agreement will not conflict with any other activities of Consultant or Consultant’s obligations to any other person.

(b)	Consultant shall conduct his activities under this Agreement in accordance with all national and local laws, regulations, decrees and/or official governmental rules and orders applicable to Consultant and/or the performance of his Services hereunder. In particular, but without limitation, in connection with his Services under this Agreement, Consultant has not made and shall not make, directly or indirectly, any improper offer, promise, or payment of money or anything of value to or for the benefit of any government official or employee, any candidate for political office, any political party, or official or employee of a public international organization. Consultant represents, warrants, and certifies to Client that Consultant is not as of the effective date of this Agreement, and will not during the term of this Agreement be, a government official or employee, a candidate for political office, a political party, or an official or employee of a public international organization. For the purpose of this section 9, the term “government official” shall include, without limitation, a director, officer, or employee of a public enterprise. Finally, Consultant has read compliance guidelines on the Foreign Corrupt Practices Act (FCPA) and has signed an acknowledgment form, attached hereto as Annex B.

(c)	in the event that Client has a reasonable basis to believe that Consultant has taken or failed to take any action under paragraph (b) preceding, or otherwise, that may subject Client or any of its Affiliates to any liability under applicable law, Consultant agrees that Client shall have the right, upon written notice to Consultant, to conduct an investigation and audit of Consultant and his Affiliates to determine to Client’s reasonable satisfaction whether or not any actions or failures to act on behalf of Consultant may subject Client or any of its Affiliates to any such liability. Consultant agrees to cooperate, and to cause his Affiliates to cooperate, fully with such investigation and audit, it being understood and agreed that the scope, method, nature, and duration of such investigation and audit shall be at the sole reasonable discretion of Client.

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(d)	Consultant agrees that full disclosure of information relating to a possible violation of any applicable law or the existence and terms of this Agreement may be made at any time and for any reason to any governmental authority with jurisdiction over the matter, and to whomsoever Client, acting on the advice of counsel, determines has a legitimate need to know.

10. Access to Information. It is understood that, in the course of performing the Services, Consultant will or may become aware of and have access to certain information that Client or its Affiliates shall be entitled to have kept confidential. Accordingly, the parties agree that the confidentiality provisions of section 11 shall govern Consultant in his performance of the Services.

11. Confidentiality.

(a)	Unless otherwise agreed to in writing by Client, Consultant hereby agrees:

(i)	except under the circumstances described in section 12 below, to keep all Confidential Information confidential and not, directly or indirectly, to disclose or reveal any Confidential Information to any Person other than those Persons that are actively and directly participating in the performance of the Services pursuant to an agreement with Consultant and that have agreed in writing to observe the confidentiality restrictions contained herein, and other than to Consultant’s attorneys for the purpose of obtaining legal advice relating to this Agreement; and

(ii)	not to use Confidential Information for any purpose other than for the benefit of Client or its Affiliates in connection with the performance of the Services.

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(b)	Consultant further agrees that the Confidential Information shall be and remain the sole and exclusive property of Client. Consultant shall keep secure all Confidential Information in Consultant’s possession or under his control and prevent the unauthorized copying and use of such Confidential Information. It is understood, however, that these restrictions shall not apply to information that has been independently developed by Consultant outside the scope of the Services rendered hereunder and without the use of Confidential Information or other funding, resources or participation of Client or its Affiliates.

12. Disclosures Required by Law. In the event that Consultant becomes legally compelled (by depositions, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the information or matters described in section 10 immediately above, Consultant shall provide Client with prompt prior written notice of such requirement so that Client may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or that Client waives compliance with the terms hereof, Consultant agrees to furnish only that portion of the Confidential Information which Consultant is advised by written opinion of Consultant’s legal counsel is legally required and to exercise best efforts to obtain assurance that confidential treatment will be afforded such Confidential Information.

13. Ownership of Consultant’s Work Product. Any and all reports, memoranda and other deliverables (“Work Product”) created and/or generated by Consultant individually or in concert with others in the course of his rendition of Services to Client, and all rights of patent, trademark or copyright appertaining thereto, shall be and remain the sole property of Client. Consultant hereby forever assigns to Client all of his right, title and interest in and to such Work Product and intellectual-property rights.

14. Termination of Services. Promptly upon the termination of this Agreement, Consultant shall deliver to Client all originals and copies of all documents, records and information obtained or generated by Consultant in the course of performing the Services, and shall promptly deliver to Client (or, at Client’s request, destroy) all of the Confidential Information in Consultant’s possession, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon; provided, however, that Consultant shall be permitted to retain a list of the items furnished for purposes of documenting such delivery, and provided further, however, that Consultant shall be entitled to retain his own records of invoices submitted and payments received with respect to such Services.

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Promptly upon the termination of this Agreement, Client shall deliver to Consultant all originals and copies of all documents, records and information obtained by Client from Consultant in the course of Consultant’s performance of the Services, and shall promptly deliver to Consultant (or, at Consultant’s request, destroy) all summaries, analyses or extracts thereof or based thereon; provided, however, that Client shall be permitted to retain a list of the items furnished for purposes of documenting such delivery.

15. Equitable Remedies. Consultant acknowledges and agrees that this Agreement involves valuable trade secret and other proprietary rights of Client and that Client’s remedy at law for any breach or threatened breach by Consultant of the covenants contained herein will be inadequate, and accordingly, Consultant consents that, in addition to such other remedies as may be available to Client at law or in equity, Client shall be entitled to equitable relief by way of injunction issued by any court of competent jurisdiction, without bond or other security, if Consultant breaches or threatens to breach any of the provisions of this Agreement. Furthermore, Consultant agrees that any and all Work Products, including documents, maps, computer software, files, recordings, and photographs relating thereto which Consultant may possess, are held by Consultant in constructive trust for Client, and that any court of competent jurisdiction may summarily liquidate such trust on behalf of Client.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands.

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17. Notices. All notices to be provided pursuant to this Agreement (and any consents permitted by the terms of this Agreement) shall be in writing and delivered by hand, or sent by facsimile transmission, or other electronic means, air courier or registered mail, return receipt requested, as follows:

(i)	If to Consultant, to:

Mr. Carlos Fernandez
[* * *]
[* * *]

(ii)	If to Client, to:

C/o Frac Rock International, Inc.
Attn: Mr. J. Chris Boswell
2930 W. Sam Houston Pkwy. N., Suite 275
Houston, Texas 77043 U.S.A.
	Facsimile no.	+1 281 531 7297
	E-mail:	cboswell@fracrtockintl.com

18. Successors and Assigns. It is understood and agreed by the parties hereto that the Services to be provided by Consultant hereunder are personal to Consultant, and that Consultant shall not be entitled to assign his rights or delegate his obligations hereunder without having obtained Client’s prior written consent thereto. Client shall be freely entitled to assign its rights under this Agreement to any of its Affiliates. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of individuals, their heirs, executors and administrators.

19. Amendment; Modification; Termination. Except by an instrument in writing signed by the parties, this Agreement may not be amended or modified in any respect or, except as expressly provided herein, terminated.

20. Entire Agreement. This Agreement (including its Annexes) sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous discussions, negotiations, correspondence, and agreements between the parties, whether written, oral or otherwise.

21. No Waiver. It is understood and agreed that no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof by such party, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

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22. Relationship Between Consultant and Client. The relationship of Consultant to Client under this Agreement shall be that of independent contractor. No provision of this Agreement is intended to or shall be construed as creating an employment, mutual agency, joint venture, partnership or other fiduciary relationship between the parties hereto, or as entitling Consultant or any of his employees, agents, business associates, or Affiliates to any compensation or benefits as an employee (whether in the nature of salary, wages, insurance, worker’s compensation, bonuses or otherwise) or in the nature of a finder’s fee, participation or any other compensation whatsoever from Client, except as expressly provided in this Agreement.

23. Additional Agreements. The Parties may from time to time enter into amendments or supplements to this Agreement, which shall be in writing and signed by or on behalf of the Parties, to define more fully the Services and Consultant’s compensation therefor.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed to be effective as of the 1st day of September, 2012.

CLIENT:

FRAC ROCK INTERNATIONAL, INC.

By:	/s/ J. Chris Boswell
Name:	J. Chris Boswell
Title:	President and CEO

CONSULTANT:

/s/ Carlos A. Fernandez
Carlos A. Fernandez

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